Armstrong Energy, Inc. Announces Conference Call To Review Results For The Three Months Ended March 31, 2014

ST. LOUIS, May 1, 2014 /PRNewswire/ -- Armstrong Energy, Inc. ("Armstrong Energy") announced today that it will host a conference call with management on Thursday, May 15, 2014 at 10:00 a.m. Central Time (11:00 a.m. Eastern) to review Armstrong Energy's results for the three months ended March 31, 2014. A news release announcing the results will be issued on Thursday, May 15, 2014 before market open and will be posted to the company's website at that time.

The toll free dial-in number to participate live on this call is (877) 870-4263. For callers outside the U.S., the number is (412) 317-0790. A replay will be available on Armstrong Energy's website, www.armstrongenergyinc.com, for approximately 30 days.

About Armstrong Energy, Inc.

Armstrong Energy is a diversified producer of low chlorine, high sulfur thermal coal from the Illinois Basin, with both surface and underground mines. Armstrong Energy controls over 550 million tons of proven and probable coal reserves in Western Kentucky and currently operates seven mines. Armstrong Energy also owns and operates three coal processing plants and river dock coal handling and rail loadout facilities which support its mining operations.

CONTACT: Richard Gist, (314) 721-8202